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                                      PROXY

                 MANAGED ALLOCATION SERIES: AGGRESSIVE PORTFOLIO

                                       OF
                           THE TRAVELERS SERIES TRUST

                         SPECIAL MEETING OF SHAREHOLDERS

                                 March 14, 2006

     KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the Managed Allocation Series: Aggressive Portfolio of The Travelers Series Trust (the "Trust") hereby appoints Elizabeth M. Forget, Paul Cellupica and Jeffrey A. Tupper, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Portfolio to be held on March 14, 2006, at the offices of Met Investors Series Trust, 260 Madison Avenue, New York, New York 10016, at 10:00 a.m. local time, and at any adjournment thereof ("Meeting"), as follows:

1. To approve an Agreement and Plan of Reorganization whereby MetLife Aggressive Allocation Portfolio, a series of Metropolitan Series Fund, Inc., will (i) acquire all of the assets of Managed Allocation Series:
     Aggressive Portfolio, a series of the Trust; and (ii) assume all of the liabilities of the Trust's Managed Allocation Series: Aggressive Portfolio.

                         FOR [ ] AGAINST [ ] ABSTAIN [ ]

     Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

                                         Dated:__________, 2006

                                         ______________________________________
                                         Name of Insurance Company

                                         ______________________________________
                                         Name and Title of Authorized Officer

                                         ______________________________________
                                         Signature of Authorized Officer

MANAGED ALLOCATION SERIES:  AGGRESSIVE PORTFOLIO
Name(s) of Separate Account(s)
Of the Insurance Company
Owning Shares in this Portfolio:
________ Insurance Company
Separate Account ____


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        2 EASY WAYS TO VOTE                 THE TRAVELERS SERIES TRUST
                                       MANAGED ALLOCATION SERIES: AGGRESSIVE
1.  RETURN THIS VOTING INSTRUCTION                   PORTFOLIO
    FORM USING THE ENCLOSED         ONE CITYPLACE, HARTFORD, CONNECTICUT 06103
    POSTAGE-PAID ENVELOPE.
2.  VOTE BY INTERNET - SEE                VOTING INSTRUCTION FORM FOR THE
    INSTRUCTIONS IN COMBINED              SPECIAL MEETING OF SHAREHOLDERS
    PROSPECTUS/PROXY STATEMENT.             MARCH 14, 2006, 10:00 A.M.

***  CONTROL NUMBER:           ***

MANAGED ALLOCATION SERIES: AGGRESSIVE PORTFOLIO

The undersigned hereby instructs [insert name of insurance company that issued the variable insurance contract or policy] (the "Company") to vote the shares of the Managed Allocation Series: Aggressive Portfolio (the "Portfolio"), a series of The Travelers Series Trust (the "Trust"), as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Portfolio to be held at the offices of Met Investors Series Trust, 260 Madison Avenue, New York, New York 10016, at 10:00 a.m. Eastern Time on March 14, 2006, and at any adjournments thereof.

THE COMPANY AND THE BOARD OF TRUSTEES OF THE TRUST SOLICIT YOUR VOTING INSTRUCTIONS and recommend that you instruct the Company to vote "FOR" the Proposal. The Company will vote the appropriate number of Portfolio shares pursuant to the instruction given. IF NO INSTRUCTION IS SET FORTH ON A RETURNED FORM AS TO THE PROPOSAL, THE COMPANY WILL VOTE FOR THE PROPOSAL.

Receipt of the Notice of Special Meeting and the related Combined
Prospectus/Proxy Statement is hereby acknowledged.

                                         Date __________, 2006

                                               PLEASE SIGN IN BOX BELOW


                                         Signature - Please sign exactly as
                                         your name appears at left. Joint
                                         owners each should sign. When signing
                                         as attorney, executor, administrator,
                                         trustee or guardian, please give full
                                         title as such.  If a corporation,
                                         please sign in full corporate name
                                         by president or authorized officer.
                                         If a partnership, please sign in
                                         partnership name by authorized person.

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           Please fold and detach card at perforation before mailing.

The Board of Trustees of the Trust has proposed the matter described below.

TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON THE PROPOSAL, CHECK THE APPROPRIATE BOX BELOW.

                                              FOR        AGAINST       ABSTAIN
To approve the Agreement and Plan of
Reorganization with respect to the
acquisition of Managed Allocation Series:
Aggressive Portfolio, a series of the         [ ]          [ ]           [ ]
Trust, by MetLife Aggressive Allocation
Portfolio, a series of Metropolitan
Series Fund, Inc.